Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2008 THIRD QUARTER RESULTS – STOCKHOLDERS’ EQUITY PER COMMON SHARE DECREASES 3.2 PERCENT SINCE 2007 YEAR END
          NEW YORK, NY, November 6, 2008 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at September 30, 2008 was $288.91, a decrease of 3.2% from stockholders’ equity per common share of $298.58 at December 31, 2007 (all as adjusted for the stock dividend declared in February 2008), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. On a consolidated basis, cash and invested assets were approximately $4.26 billion at September 30, 2008, a decrease of 1.1% from approximately $4.31 billion at December 31, 2007.
          A summary of Alleghany’s results for the three and nine months ended September 30, 2008 and 2007 is as follows:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in millions)	2008	2007	Change	2008	2007	Change

(Losses) earnings from continuing operations, before income taxes
AIHL insurance group (1):
Underwriting (loss) profit (2)
RSUI	$(37.4)	$72.3	$(109.7)	$55.9	$164.0	$(108.1)
CATA	5.2	5.1	0.1	12.8	19.5	(6.7)
EDC (3)	(6.9)	1.7	(8.6)	(39.9)	1.7	(41.6)
AIHL Re	—	0.3	(0.3)	0.1	24.0	(23.9)

	(39.1)	79.4	(118.5)	28.9	209.2	(180.3)
Net investment income	30.9	31.0	(0.1)	93.1	93.6	(0.5)
Net realized capital (losses) gains	(26.0)	21.0	(47.0)	(52.2)	21.0	(73.2)
Other income, less other expenses	(1.9)	(15.6)	13.7	(24.3)	(39.0)	14.7

Total AIHL insurance group	(36.1)	115.8	(151.9)	45.5	284.8	(239.3)

Corporate activities (4)
Net investment income	4.7	1.4	3.3	12.5	17.4	(4.9)
Net realized capital gains	17.1	0.2	16.9	96.2	56.1	40.1
Other income	0.7	0.8	(0.1)	0.8	11.5	(10.7)
Corporate administration and other expenses	7.3	7.9	0.6	27.1	26.7	(0.4)
Interest expense	0.2	0.2	—	0.5	1.2	0.7

Total	(21.1)	110.1	(131.2)	127.4	341.9	(214.5)

Income taxes	(12.3)	42.6	54.9	32.7	112.2	79.5

(Losses) earning from continuing operations	(8.8)	67.5	(76.3)	94.7	229.7	(135.0)
Earnings from discontinued operations, net of tax (5)	4.6	2.9	1.7	14.8	7.5	7.3

Net (losses) earnings	$(4.2)	$70.4	$(74.6)	$109.5	$237.2	$(127.7)

(1)	Alleghany Insurance Holdings LLC (“AIHL”) the holding company for Alleghany’s property and casualty and surety insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation (“CATA”) and Employers Direct Corporation (“EDC”), as well as AIHL Re LLC (“AIHL Re”).

(2)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital (losses) gains or other income, less other expenses. Please refer to “Comment on Regulation G” elsewhere herein.

(3)	Includes the results of EDC, net of purchase accounting adjustments, commencing July 18, 2007.

(4)	Corporate activities consists of Alleghany Properties Holdings LLC (“Alleghany Properties”), Alleghany’s investment in Homesite Group Incorporated (“Homesite”) and ORX Exploration, Inc. (“ORX”), and corporate activities at the parent level.

(5)	Amount reflects the discontinued operations of Darwin Professional Underwriters, Inc. (“Darwin”) for all periods presented.
          Components of earnings from continuing operations before income taxes in the third quarter and first nine months of 2008 include:
•	An underwriting loss at RSUI in the 2008 third quarter and a decrease in its underwriting profit for the first nine months of 2008 primarily reflecting net catastrophe losses of $121.3 million related primarily to 2008 third quarter hurricanes, compared with immaterial catastrophe losses during the corresponding 2007 periods; a decrease in CATA’s underwriting profit in the first nine months of 2008 primarily reflecting an increase in loss and loss adjustment expenses and lower net premiums earned; and an underwriting loss at EDC in the third quarter and first nine months of 2008 primarily reflecting an increase in loss and loss adjustment expenses, including a $24.7 million reserve increase in the 2008 second quarter for the current and prior accident years, reflecting a significant acceleration in claims emergence and higher than anticipated increases in industry-wide loss severity.

•	Net realized capital losses of $52.2 million at AIHL for the first nine months of 2008 primarily reflecting $114.2 million of impairment charges for unrealized losses related to AIHL’s investment portfolio that were deemed other than temporary, and as such, were required to be charged against earnings, partially offset by $62.0 million of net realized capital gains on the sale of securities by AIHL. Of the $114.2 million of impairment charges ($51.8 million of which was incurred in the 2008 third quarter), $42.9 million related to energy sector (including refinery) equity holdings, $31.4 million related to financial sector equity holdings and $2.1 million related to fixed income security holdings.

•	Net realized capital gains for Corporate activities primarily reflecting net realized capital gains of $92.4 million on the sale of common stock of Burlington Northern Santa Fe Corporation during the first nine months of 2008 (of which $14.3 million was realized in the 2008 third quarter), compared with $55.9 million of net realized capital gains from such sales during the first nine months of 2007.

•	A decrease in the effective tax rate on earnings from continuing operations primarily reflecting the impact of significant catastrophe losses incurred in the 2008 period, compared with immaterial catastrophe losses in the corresponding 2007 period.
          Commenting on Alleghany’s results, Mr. Hicks stated that “Although Alleghany was impacted during the third quarter by hurricane-related catastrophe losses and the significant deterioration in the capital markets, we remain in very sound financial condition, with $748.4 million of cash and marketable securities at the holding company level, consisting of $520.0 million at the parent company and $228.4 million at the AIHL holding company level. In addition, on October 20th, AIHL received approximately $300 million in cash upon the sale of its shares of Darwin Professional Underwriters. This substantial amount of holding company resources is unencumbered by debt.

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          The third quarter of 2008 saw intense Atlantic basin hurricane activity, with a number of major hurricanes making landfall in the United States, including Hurricane Ike, estimated to be the third costliest hurricane in history in current dollars.  I am pleased that RSUI’s losses were manageable, a result of a specific effort post-Katrina to reduce catastrophe accumulations.  According to the most recent catastrophe models, RSUI’s percentage of estimated industry losses for Hurricane Ike is estimated to be much lower than RSUI’s percentage of industry losses for Hurricane Katrina. Since our acquisition of RSUI in July of 2003, the company has produced $515 million of cumulative underwriting profits and cumulative net premiums earned of $3,409 million.
          Our equity portfolio in total produced a negative total return of approximately 10.3% for the first nine months of 2008, compared with a 19.3% negative total return on the S&P 500.  We carry all of our fixed income and equity securities at market value, so changes in market value, net of deferred taxes, are reflected in our book value per share.  In addition, when declines in market value are deemed to be other than temporary, these decreases are charged against earnings as realized capital losses.  We are required by accounting rules to recognize such losses, even if we believe that over the long term such losses may well reverse.  Other than temporary impairment charges have no effect on book value.”
          Net earnings as adjusted for the three and nine months ended September 30, 2008 and 2007 are as follows:

	Three Months ended September 30,				Nine Months ended September 30,
(in millions, except for per share and			Per Share(1)				Per Share(1)
share amounts)	2008	2007	2008	2007	2008	2007	2008	2007
Net (losses) earnings	$(4.2)	$70.4	$(1.02)	$7.54	$109.5	$237.3	$11.60	$25.46

Adjustments:

Add: Net catastrophe losses after tax	68.1	0.1	8.19	.01	81.1	21.6	9.74	2.60

Add/(Deduct): Realized capital losses (gains) after tax
OTTI Charges (2)	33.6	0.7	4.05	.08	74.1	5.0	8.89	.60
Net gains on sales	(27.8)	(14.5)	(3.35)	(1.74)	(102.7)	(55.1)	(12.33)	(6.63)

	5.8	(13.8)	.70	(1.66)	(28.6)	(50.1)	(3.44)	(6.03)

Net earnings, as adjusted (3)	$69.7	$56.7	$7.87	$5.89	$162.0	$208.8	$17.90	$22.03

Average number of outstanding shares of common stock on a basic basis (4)			8,313,524	8,319,905			8,325,837	8,306,236

(1)	Represents basic earnings per share of common stock.

(2)	Represents impairment charges related to unrealized losses that were deemed other than temporary and, as such, are required to be charged against earnings.

(3)	Adjusted to exclude the impact of net catastrophe losses after tax and net realized capital gains and losses after tax. Please refer to “Comment on Regulation G” elsewhere herein.

(4)	Adjusted to reflect the dividend of common stock declared in February 2008.
          Information regarding the pre-tax results from continuing operations of AIHL’s operating units is attached as Exhibit A. In the first nine months of 2008, Alleghany purchased in the open market an aggregate of 78,817 shares of its common stock for approximately $25.1 million, at an

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average price per share of $318.05, pursuant to the previously announced authorization by its Board of Directors to repurchase up to $300.0 million of Alleghany’s common stock. That authorization was expanded in November 2008 to include repurchases of Alleghany’s 5.75% Mandatory Convertible Preferred Stock. As of September 30, 2008, Alleghany had 8,272,771 shares of its common stock outstanding.
          On October 20, 2008, Darwin, which was a majority-owned subsidiary of AIHL, completed its merger with Allied World Assurance Company Holdings, Ltd. (“Allied World”). Under the terms of the transaction, Allied Word acquired all of the issued and outstanding shares of Darwin common stock for cash consideration of $32.00 per share. The transaction resulted in aggregate proceeds to AIHL of approximately $300 million in cash for its 9,371,096 shares of Darwin common stock, which represented approximately 55% of the issued and outstanding shares of Darwin common stock. As a result of Darwin’s merger, Darwin has been classified as “discontinued operations” for all periods presented in this press release.
          Additional information regarding the 2008 third quarter and nine-month results of Alleghany and its operating units is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended September 30, 2008, which will be filed with the U.S. Securities and Exchange Commission on or about November 7, 2008. A copy of the Form 10-Q will be available on Alleghany’s website at www.alleghany.com or on the Securities and Exchange Commission’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.
Comment on Regulation G
          This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP financial measures are included herein. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
          Alleghany shows earnings from continuing operations, before income taxes (a GAAP financial measure), as well as underwriting profit (a non-GAAP financial measure), which is earnings from continuing operations, before income taxes, adjusted to exclude the impact of net investment income, net realized capital gains and losses, and other income, less other expenses. The presentation of underwriting profit is intended to enhance the understanding of AIHL’s insurance operating units’ operating results by highlighting earnings attributable to their underwriting performance. With respect to AIHL’s insurance operating units, earnings from continuing operations, before income taxes, may show a profit despite an underlying underwriting loss. If underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk.
          Alleghany also shows net earnings (loss) (a GAAP financial measure) as well as net earnings (loss) adjusted to exclude the impact of both net catastrophe losses after tax and net realized capital gains and losses after tax (a non-GAAP financial measure), which is intended to assist investors in analyzing the impact of such items and represents the way management analyzes Alleghany’s results. Catastrophe losses and realized capital gains (losses) can fluctuate significantly from period to period, which could distort the analysis of trends and comparability of reported periods.
          Investors should consider these non-GAAP measures in addition to, and not as a

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substitute for, measures of financial performance prepared in accordance with GAAP.
# # #
Forward-looking Statements
          This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to Alleghany’s insurance operating units such as
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty industry;

•	changes in market prices of our significant equity investments and changes in value of our fixed income portfolio;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of Alleghany’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to such insurance operating units;

•	changes in the ratings assigned to Alleghany’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes;

•	the uncertain nature of damage theories and loss amounts;

•	increases in the levels of risk retention by Alleghany’s insurance operating units; and

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior year.
          Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at Alleghany’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

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Exhibit A
AIHL Operating Unit Pre-Tax Results from Continuing Operations

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC (1)	AIHL
Three months ended September 30, 2008

Gross premiums written	$243.8	0.2	$52.4	$17.7	$314.1
Net premiums written	160.4	—	45.0	15.9	221.3

Net premiums earned (2)	$169.9	—	$47.1	$18.7	$235.7
Loss and loss adjustment expenses	162.8	—	22.7	19.1	204.6
Commission, brokerage and other underwriting expenses (3)	44.5	—	19.2	6.5	70.2

Underwriting (loss) profit (4)	$(37.4)	—	$5.2	$(6.9)	$(39.1)

Net investment income (2)					30.9
Net realized capital losses (2)					(26.0)
Other income (2)					0.2
Other expenses (3)					(2.1)

Losses from continuing operations before income taxes					$(36.1)

Loss ratio (5)	95.8%	—	48.3%	102.2%	86.9%
Expense ratio (6)	26.2%	—	40.8%	34.6%	29.8%

Combined ratio (7)	122.0%	—	89.1%	136.8%	116.7%

Three months ended September 30, 2007
Gross premiums written	$285.2	$0.4	$59.3	$21.8	$366.7
Net premiums written	178.6	0.4	49.7	18.8	247.5

Net premiums earned (2)	$183.7	$0.4	$50.0	$20.2	$254.3
Loss and loss adjustment expenses	70.4	—	24.3	13.7	108.4
Commission, brokerage and other underwriting expenses (3)	41.0	0.1	20.6	4.8	66.5

Underwriting profit (4)	$72.3	$0.3	$5.1	$1.7	$79.4

Net investment income (2)					31.0
Net realized capital gains (2)					21.0
Other income (2)					—
Other expenses (3)					(15.6)

Earnings from continuing operations before income taxes					$115.8

Loss ratio (5)	38.3%	—	48.6%	67.8%	42.7%
Expense ratio (6)	22.3%	7.8%	41.2%	23.7%	26.1%

Combined ratio (7)	60.6%	7.8%	89.8%	91.5%	68.8%

AIHL Operating Unit Pre-Tax Results from Continuing Operations

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC (1)	AIHL
Nine months ended September 30, 2008

Gross premiums written	$813.3	$0.4	$164.5	$60.7	$1,038.9
Net premiums written	504.9	0.2	140.2	55.9	701.2

Net premiums earned (2)	$521.9	$0.2	$142.0	$57.3	$721.4
Loss and loss adjustment expenses	333.4	—	70.2	75.8	479.4
Commission, brokerage and other underwriting expenses (3)	132.6	0.1	59.0	21.4	213.1

Underwriting profit (loss) (4)	$55.9	$0.1	$12.8	$(39.9)	$28.9

Net investment income (2)					93.1
Net realized capital losses (2)					(52.2)
Other income (2)					0.4
Other expenses (3)					(24.7)

Earnings from continuing operations before income taxes					$45.5

Loss ratio (5)	63.9%	—	49.4%	132.2%	66.5%
Expense ratio (6)	25.4%	37.6%	41.6%	37.4%	29.5%

Combined ratio (7)	89.3%	37.6%	91.0%	169.6%	96.0%

Nine months ended September 30, 2007

Gross premiums written	$945.1	$0.7	$194.5	$21.8	$1,162.1
Net premiums written	559.0	1.8	156.6	18.8	736.2

Net premiums earned (2)	$528.5	$24.1	$148.2	$20.2	$721.0
Loss and loss adjustment expenses	244.2	—	67.4	13.7	325.3
Commission, brokerage and other underwriting expenses (3)	120.3	0.1	61.3	4.8	186.5

Underwriting profit (4)	$164.0	$24.0	$19.5	$1.7	$209.2

Net investment income (2)					93.6
Net realized capital gains (2)					21.0
Other income (2)					0.4
Other expenses (3)					(39.4)

Earnings from continuing operations before income taxes					$284.8

Loss ratio (5)	46.2%	—	45.5%	67.8%	45.1%
Expense ratio (6)	22.8%	0.5%	41.3%	23.7%	25.9%

Combined ratio (7)	69.0%	0.5%	86.8%	91.5%	71.0%

(1)	Includes the results of EDC, net of purchase accounting adjustments, commencing July 18, 2007. See Note 9 to the Notes to the Consolidated Financial Statements set forth in Item 8 of our 2007 10-K.

(2)	Represent components of total revenues.

(3)	Commission, brokerage and other underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses attributable to underwriting activities, whereas the remainder constitutes other expenses.

(4)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income and other income or net realized capital gains. Underwriting profit does not replace net income determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income and other income or net realized capital gains, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net income attributable to their underwriting performance. With the addition of net investment income and other income and net realized capital gains, reported pre-tax net income (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(5)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(7)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 9/30/08			THREE MONTHS ENDED 9/30/07
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$235,705	$0	$235,705	$254,235	$0	$254,235
Net investment income	30,905	4,666	35,571	30,989	1,365	32,354
Net realized capital (losses) gains	(25,985)	17,091	(8,894)	20,992	242	21,234
Other income	174	733	907	86	787	873

Total revenues	240,799	22,490	263,289	306,302	2,394	308,696

Costs and expenses
Loss and loss adjustment expenses	204,710	0	204,710	108,430	0	108,430
Commissions, brokerage and other underwriting expenses	70,149	0	70,149	66,384	0	66,384
Other operating expenses	1,947	504	2,451	15,698	624	16,322
Corporate administration	76	6,800	6,876	0	7,307	7,307
Interest expense	0	198	198	(31)	223	192

Total costs and expenses	276,882	7,502	284,384	190,481	8,154	198,635

(Losses) earnings from continuing operations, before income taxes	($36,083)	$14,988	(21,095)	$115,821	($5,760)	110,061

Income taxes			(12,262)			42,619

(Losses) earnings from continuing operations			(8,833)			67,442

Discontinued operations
Earnings from discontinued operations			7,531			5,937
Income taxes			2,913			2,990

Earnings from discontinued operations, net			4,618			2,947

Net (losses) earnings			($4,215)			$70,389

Net (losses) earnings			($4,215)			$70,389
Preferred dividends			4,305			4,307

Net (losses) earnings available to common stockholders			($8,520)			$66,082

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	NINE MONTHS ENDED 9/30/08			NINE MONTHS ENDED 9/30/07
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$721,424	$0	$721,424	$721,028	$0	$721,028
Net investment income	93,073	12,538	105,611	93,615	17,363	110,978
Net realized capital (losses) gains	(52,216)	96,251	44,035	20,942	56,130	77,072
Other income	364	728	1,092	391	11,557	11,948

Total revenues	762,645	109,517	872,162	835,976	85,050	921,026

Costs and expenses
Loss and loss adjustment expenses	479,396	0	479,396	325,273	0	325,273
Commissions, brokerage and other underwriting expenses	213,100	0	213,100	186,503	0	186,503
Other operating expenses	24,549	1,935	26,484	39,433	2,318	41,751
Corporate administration	76	25,214	25,290	5	24,425	24,430
Interest expense	0	534	534	(31)	1,197	1,166

Total costs and expenses	717,121	27,683	744,804	551,183	27,940	579,123

Earnings from continuing operations, before income taxes	$45,524	$81,834	127,358	$284,793	$57,110	341,903

Income taxes			32,623			112,172

Earnings from continuing operations			94,735			229,731

Discontinued operations
Earnings from discontinued operations			29,727			16,201
Income taxes			14,977			8,659

Earnings from discontinued operations, net			14,750			7,542

Net earnings			$109,485			$237,273

Net earnings			$109,485			$237,273
Preferred dividends			12,915			12,918

Net earnings available to common stockholders			$96,570			$224,355

ALLEGHANY CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	SEPTEMBER 30,
	2008	DECEMBER 31,
	(unaudited)	2007
ASSETS
Investments
Available for sale securities at fair value:
Equity securities	$853,197	$1,176,412
Debt securities	2,610,423	2,564,717
Short-term investments	502,271	316,897

	$3,965,891	$4,058,026
Other invested assets	263,241	193,272

Total investments	$4,229,132	$4,251,298

Cash	30,132	57,646
Premium balances receivable	144,113	170,080
Reinsurance recoverables	1,084,809	1,018,673
Ceded unearned premium reserves	195,444	221,203
Deferred acquisition costs	75,913	75,623
Property and equipment — at cost, net of accumulated depreciation and amortization	22,050	19,735
Goodwill and other intangibles, net of amortization	201,406	207,540
Current taxes receivable	28,885	4,116
Net deferred tax assets	50,816	0
Assets of discontinued operations	940,460	812,119
Other assets	192,832	104,079

	$7,195,992	$6,942,112

LIABILITIES AND STOCKHOLDERS’ EQUITY
Losses and loss adjustment expenses	$2,664,472	$2,379,701
Unearned premiums	652,766	699,409
Reinsurance payable	54,598	57,380
Net deferred tax liabilities	0	71,594
Liabilities of discontinued operations	782,601	663,417
Other liabilities	352,074	286,284

Total liabilities	$4,506,511	$4,157,785
Stockholders’ equity	2,689,481	2,784,327

	$7,195,992	$6,942,112

Shares of common stock outstanding (adjusted for stock dividends)	8,272,771	8,322,348